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ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066

                                                        Exhibit (N) (1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to use in this Pre-effective Amendment No, 1 to Registration Statement No. 333-133700 of Old Mutual 2100 Emerging Managers Fund, L.L.C on Form N-2 of our report for Old Mutual 2100 Emerging Managers Master Fund, L.LC and Old Mutual 2100 Emerging Managers Fund, LLC dated November 2, 2006 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.




                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
November 16, 2006